Exhibit 99.(d)(2)

                        Auction Preferred Stock, Series B

NUMBER 1                                                              200 SHARES

              THE MASSACHUSETTS HEALTH & EDUCATION TAX-EXEMPT TRUST

ORGANIZED AS A BUSINESS TRUST UNDER THE LAWS                 SEE REVERSE FOR
OF THE COMMONWEALTH OF MASSACHUSETTS                         CERTAIN DEFINITIONS

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY                   CUSIP # [___]

THIS CERTIFIES THAT

                                   CEDE & CO.

IS THE OWNER OF TWO HUNDRED

FULLY PAID AND NON-ASSESSABLE SHARES OF AUCTION PREFERRED STOCK, PAR VALUE $.01 PER SHARE, LIQUIDATION PREFERENCE $50,000 PER SHARE PLUS AN AMOUNT EQUAL TO ACCUMULATED BUT UNPAID DIVIDENDS THEREON (WHETHER OR NOT EARNED OR DECLARED) OF

              THE MASSACHUSETTS HEALTH & EDUCATION TAX-EXEMPT TRUST

TRANSFERABLE ON THE BOOKS OF SAID TRUST IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.

This certificate and the shares represented hereby are issued and shall be held subject to all provisions of the Declaration of Trust, dated April 20, 1993 (a copy of which has been filed with the Secretary of State of the Commonwealth of Massachusetts), and of the By-Laws of the Trust and of all the amendments from time to time made thereto. The Declaration of Trust provides that the name The Massachusetts Health & Education Tax-Exempt Trust refers to the Trustees under the Declaration collectively as Trustees and not as individuals or personally, and no Trustee, shareholder, officer, employee or agent of the Trust may be held to any personal liability, nor may resort be had to their private property for the satisfaction of any obligation or claim otherwise in connection with the affairs of the Trust but the Trust property only shall be liable.

IN WITNESS WHEREOF, THE MASSACHUSETTS HEALTH & EDUCATION TAX-EXEMPT TRUST HAS CAUSED ITS SEAL TO BE HERETO AFFIXED AND THIS CERTIFICATE TO BE EXECUTED IN ITS NAME AND BEHALF BY ITS DULY AUTHORIZED OFFICERS.

Dated: [___]

Countersigned and Registered:

DEUTSCHE BANK TRUST COMPANY AMERICAS
(New York)            Transfer Agent                                      (seal)
                                    --------------------------------------------
                                    Vice President

By:                                                                       (seal)
   ------------------------------   --------------------------------------------
       Authorized Signature         Secretary


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THE TRANSFER OF THE SHARES OF AUCTION PREFERRED STOCK REPRESENTED HEREBY IS
SUBJECT TO THE RESTRICTIONS CONTAINED IN THE TRUST'S DECLARATION OF TRUST. THE TRUST WILL FURNISH INFORMATION ABOUT SUCH RESTRICTIONS TO ANY STOCKHOLDER, WITHOUT CHARGE, UPON REQUEST TO THE SECRETARY OF THE TRUST.

              THE MASSACHUSETTS HEALTH & EDUCATION TAX-EXEMPT TRUST

A full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class and series of stock which the Trust is authorized to issue and the differences in the relative rights and preferences between the shares of each class and series to the extent that they have been set, and the authority of the Board of Trustees to set the relative rights and preferences of subsequent classes and series, will be furnished by the Trust to any stockholder, without charge, upon request to the Secretary of the Trust at its principal office.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common          UNIF GIFT MIN ACT-- ___________ Custodian
                                                           (Cust)        (Minor)
TEN ENT--as tenants by the entireties
JT TEN-- as joint tenants with right           under Uniform Gifts to Minors Act
         of survivorship and not as tenants                              (State)
         in common

      Additional abbreviations also may be used though not in the above list.

For value received,                        hereby sell, assign and transfer unto
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Please insert social securities or other identifying number of assignee

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(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

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------------------------------------------------------------------------- shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______ Attorney to transfer the said stock on the books of the within named Trust with full power of substitution in the premises.

Dated:
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                                    --------------------------------------------
                  NOTICE: The Signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.